                                                                   EXHIBIT 10.22

                       [FORM OF OPERATING AGREEMENT UNDER

                       THE E.KB EQUITY INCENTIVE PROGRAM]



                               OPERATING AGREEMENT

                                       OF

                               _____________, LLC




MEMBERSHIP INTERESTS IN _____________, LLC, A DELAWARE LIMITED LIABILITY COMPANY, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE INTERESTS MAY NOT BE TRANSFERRED OR RESOLD WITHOUT (A) REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS IS THEN AVAILABLE, AND (B) COMPLIANCE WITH ALL OTHER RESTRICTIONS ON TRANSFER CONTAINED IN THIS OPERATING AGREEMENT. PROSPECTIVE MEMBERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. IN MAKING AN INVESTMENT DECISION, PROSPECTIVE MEMBERS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

THE INTERESTS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THE OPERATING AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


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                                TABLE OF CONTENTS

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                                                                                          PAGE
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ARTICLE 1         DEFINITIONS...............................................................1

ARTICLE 2         ORGANIZATIONAL MATTERS....................................................9
        2.1    Formation....................................................................9
        2.2    Name........................................................................10
        2.3    Principal Place of Business; Other Places of Business.......................10
        2.4    Business Purpose............................................................10
        2.5    Certificate of Formation; Filing............................................10
        2.6    Designated Agent for Service of Process.....................................10
        2.7    Term........................................................................10

ARTICLE 3         CAPITAL CONTRIBUTIONS; ADDITIONAL INTERESTS; CAPITAL ACCOUNTS............10
        3.1    Capital Contributions.......................................................10
        3.2    Additional Interests........................................................11
        3.3    Capital Accounts............................................................11
        3.4    Member Capital..............................................................11
        3.5    Member Loans................................................................11
        3.6    Loans by Third Parties......................................................11
        3.7    Limited Liability of the Members............................................11

ARTICLE 4         DISTRIBUTIONS............................................................11
        4.1    Distributions Generally.....................................................11
        4.2    Withholding.................................................................12
        4.3    Minimum Distribution........................................................12
        4.4    Distributions In Kind.......................................................13

ARTICLE 5         ALLOCATIONS OF NET INCOME AND NET LOSSES.................................13
        5.1    Net Losses..................................................................13
               5.1.1  General..............................................................13
               5.1.2  Loss Limitation......................................................13
        5.2    Net Income..................................................................13
        5.3    Special Allocations.........................................................13
               5.3.1  Minimum Gain Chargeback..............................................13
               5.3.2  Member Minimum Gain Chargeback.......................................14
               5.3.3  Qualified Income Offset..............................................14
               5.3.4  Gross Income Allocation..............................................14
               5.3.5  Section 754 Adjustment...............................................14
               5.3.6  Nonrecourse Deductions and Member Nonrecourse Deductions.............15
               5.3.7  Curative Allocations.................................................15
        5.4    Tax Allocations.............................................................15
        5.5    Other Provisions............................................................16


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                                TABLE OF CONTENTS
                                   (CONTINUED)

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ARTICLE 6         VOTING AND MANAGEMENT....................................................16
        6.1    Manager Powers..............................................................16
        6.2    Officers; Delegation of Authority...........................................18
        6.3    Duties and Obligations; Liability...........................................18
               6.3.1  Continuation of Existence............................................18
               6.3.2  Limitation of Liability..............................................18
        6.4    Reimbursements..............................................................19
        6.5    Indemnification.............................................................19
               6.5.1  Indemnification - Actions other than by the Company..................19
               6.5.2  Indemnification - Actions by the Company.............................19
               6.5.3  Expenses Payable in Advance..........................................20
               6.5.4  Nonexclusivity of Indemnification and Advancement of Expenses........20
               6.5.5  Insurance............................................................20
               6.5.6  Survival of Indemnification and Advancement of Expenses..............20
               6.5.7  Indemnification of Officers, Employees and Agents....................20
        6.6    Lack of Authority...........................................................20
        6.7    Member Voting...............................................................21

ARTICLE 7         BOOKS AND RECORDS; ACCOUNTING; TAX ELECTIONS.............................21
        7.1    Books and Records...........................................................21
        7.2    Delivery of Records.........................................................21
        7.3    Inspection..................................................................22
        7.4    Reports to the Members......................................................22
        7.5    Company Tax Elections, Tax Controversies....................................22
        7.6    Confidentiality of Information..............................................22

ARTICLE 8         TRANSFERS OF INTERESTS...................................................22
        8.1    Member Transfers............................................................22
        8.2    Further Restrictions........................................................23
        8.3    Effect of Transfer..........................................................24
        8.4    Admissions, Withdrawals and Removals........................................24
        8.5    Admission of Transferee as Substitute Member................................24
        8.6    Vesting of Interests........................................................25
               8.6.1  Vesting Schedule.....................................................25
               8.6.2  Accelerated Vesting..................................................25
        8.7    Repurchase Rights...........................................................25
               8.7.1  Right to Repurchase..................................................25
               8.7.2  Repurchase Price.....................................................25
               8.7.3  Repurchase by the K&B Member.........................................25
               8.7.4  Repurchase by the Company............................................25
               8.7.5  Notice to the Holder of the Member's Interest........................25
               8.7.6  Repurchase Closing...................................................26
               8.7.7  Certain Restrictions.................................................26


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                                TABLE OF CONTENTS
                                   (CONTINUED)

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ARTICLE 9         DISSOLUTION AND TERMINATION OF THE COMPANY...............................27
        9.1    Limitations.................................................................27
        9.2    Exclusive Causes............................................................27
        9.3    Effect of Dissolution.......................................................28
        9.4    Liquidation and Final Distribution Proceeds.................................28
        9.5    Restoration of Deficit Capital Account Balances.............................28

ARTICLE 10        REPRESENTATIONS AND WARRANTIES...........................................29
        10.1   Representations and Warranties of the Members...............................29

ARTICLE 11        MISCELLANEOUS............................................................30
        11.1   Appointment of Company as Attorney-in-Fact..................................30
        11.2   Amendments..................................................................31
        11.3   Entire Agreement............................................................31
        11.4   Further Assurances..........................................................31
        11.5   Notices.....................................................................31
        11.6   Governing Law...............................................................32
        11.7   Binding Effect..............................................................32
        11.8   Severability................................................................32
        11.9   Confidentiality.............................................................32
        11.10  Counterparts................................................................32
        11.11  Waivers.....................................................................32
        11.12  Preservation of Intent......................................................33
        11.13  Certain Rules of Construction...............................................33
        11.14  Company Advisers............................................................33
        11.15  Arbitration.................................................................33
        11.16  Determinations by the Manager...............................................34


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                               OPERATING AGREEMENT

                                       OF

                               _____________, LLC


       THIS OPERATING AGREEMENT (this "Agreement") of _____________, LLC (the "Company"), is entered into by and among the Persons (each a "Member") listed in Exhibit A hereto as of _________ __, 20__.

                                    RECITALS

       WHEREAS, the Members have caused the Company to be formed as a limited liability company in accordance with the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq.;

       WHEREAS, the Members wish to adopt an operating agreement for the Company to provide for (i) management of the Company by the Manager and (ii) various other matters, all as more particularly described herein;

       NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

       As used herein, the following terms have the meaning set forth below:

       AAA Rules -- has the meaning specified in Section 11.15.

       Acceleration Event -- means a Change in Control, a liquidation of the Company pursuant to Section 9.2, sale of substantially all of the assets of the Company for cash or, with respect to a particular Member, such Member's death or Disability. In the event that the Company sells some but less than substantially all of its assets for cash, an Acceleration Event shall be deemed to have occurred with respect to a proportionate amount of a given Member's Interests. For example, if the Company sells 50% of its assets for cash, 50% of each Member's unvested Interest shall vest.

       Act -- means the Delaware Limited Liability Company Act, 6 Del. C.
Section 18-101, et seq., in effect on the date hereof and as it may be amended hereafter from time to time, and any successor statute thereto.

       Additional Member -- means any Person admitted to the Company as a Member pursuant to Section 3.2.


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       Adjusted Capital Account Deficit -- means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

              (a) decrease such deficit by any amounts which such Member is obligated to restore pursuant to this Agreement or is deemed to be obligated to restore pursuant to Regulation Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulation Sections 1.704-2(i)(5) and 1.704-2(g)(1); and

              (b) increase such deficit by the items described in Regulation
       Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

       Affiliate -- means, with respect to a specified Person, (a) any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person, (b) any Person that is an executive officer, general partner, manager or trustee of, or serves in a similar capacity with respect to, such specified Person, or for which such specified Person is an executive officer, general partner, manager or trustee, or serves in a similar capacity, or (c) any member of the immediate family of such specified Person.

       Agreement -- has the meaning specified in the preamble hereto.

       Available Securities -- has the meaning specified in Section 8.7.4.

       Bankruptcy -- means the occurrence of any event specified in Section 18-304 of the Act.

       Business Day -- means any weekday excluding any legal holiday observed pursuant to federal or California state law or regulation.

       Capital Account -- means the Capital Account maintained for each Member on the Company's books and records as reasonably determined by the Manager consistent with the following provisions:

              (a) To each Member's Capital Account there shall be added (i) such Member's Capital Contributions, (ii) such Member's allocable share of Net Income and any items in the nature of income or gain that are specially allocated to such Member pursuant to Article 5 or other provisions of this Agreement, and (iii) the amount of any Company liabilities assumed by such Member or which are secured by any property distributed to such Member.

              (b) From each Member's Capital Account there shall be subtracted
       (i) the amount of (A) cash and (B) the Gross Asset Value of any Company Assets (other than cash) distributed to such Member (other than any payment of principal and/or interest to such Member pursuant to the terms of a loan made by the Member to the Company) pursuant to any provision of this Agreement, (ii) such Member's allocable share of Net


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

       Losses and any other items in the nature of expenses or losses that are specially allocated to such Member pursuant to Article 5 or other provisions of this Agreement, and (iii) liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

              (c) In the event any Interest is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Interest.

              (d) In determining the amount of any liability for purposes of clauses (a) and (b) above, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

              (e) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent with such Regulations. In the event that the Manager shall reasonably determine that it is prudent to modify the manner in which the Capital Accounts, or any additions or subtractions thereto, are computed in order to comply with such Regulations, the Manager may cause the Company to make such modification. The Manager shall also cause the Company to make (i) any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Sections 1.704-1(b) and 1.704-2.

       Capital Contribution -- means, with respect to any Member at any time, the aggregate amount of cash and the initial Gross Asset Value of any property (other than cash) contributed to the Company by such Member as of such time.

       Cash Available for Distribution -- means cash of the Company available for distribution to Members as determined in the sole and absolute discretion of the Manager.

       Certificate -- means the certificate of formation filed with the Secretary of State of the State of Delaware pursuant to the Act to form the Company, as originally executed and amended, modified, supplemented or restated from time to time, as the context requires.

       Certificate of Cancellation -- means a certificate filed in accordance with 6 Del. C. Section 18-203.

       Change in Control -- means either (1) individuals who, as of the effective date of this Agreement, constitute the Board of Directors of Parent (the "Board of Directors" generally and as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the directors constituting the Board of Directors, provided that any person becoming a director subsequent to the effective date of this Agreement whose election, or nomination for election by Parent's shareholders, was approved by a vote of at least three-quarters (3/4) of the then directors who are members of the Incumbent Board (other than an election or nomination of an individual


                                     - 3 -
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whose initial assumption of office is (i) in connection with the acquisition by a third person, including a "group" as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), of beneficial ownership, directly or indirectly, of 20% or more of the combined voting securities ordinarily having the right to vote for the election of directors of Parent (unless such acquisition of beneficial ownership was approved by a majority of the Board of Directors who are members of the Incumbent Board), or (ii) in connection with an actual or threatened election contest relating to the election of the directors of Parent, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange
Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board, or (2) the Board of Directors (a majority of which shall consist of directors who are members of the Incumbent Board) has determined that a Change in Control has occurred for purposes of this Agreement.

       Code -- means the Internal Revenue Code of 1986, as previously or hereafter amended.

       Company Assets -- means all direct and indirect interests in real and personal property owned by the Company from time to time, and shall include both tangible and intangible property (including cash).

       Company Minimum Gain -- has the same meaning as the term "Partnership minimum gain" in Regulation Section 1.704-2(b)(2), and the amount of Company Minimum Gain, as well as any net increase or decrease in Company Minimum Gain, for a Fiscal Year shall be determined in accordance with the rules of Regulation
Section 1.704-2(d).

       Depreciation -- means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Manager.

       Disability -- means, in the case of a Member who has an employment agreement with the Company or the K&B Group that includes a definition of "Disability," the definition therein. Otherwise, Disability means, with respect to an individual, any mental or physical illness or disability that renders such individual unable to hold full-time employment for a period of 180 consecutive days.

       e.kb, inc. -- means e.kb, inc., a Delaware corporation.

       Effective Date -- means the date first set forth hereof.

       Encumbrance -- means a pledge, alienation, mortgage, hypothecation, encumbrance or similar collateral assignment by any other means, whether for value or no value and whether voluntary or involuntary (including, without limitation, by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings).

       ERISA -- means Title I of the Employee Retirement Income Security Act of 1974, as previously or hereafter amended.

       Fair Market Value --

              (f) With respect to a specific Company asset, means the amount that the Manager determines the Company would receive in an all-cash sale of such asset in an arms-length transaction with an unaffiliated third party consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (and after giving effect to any transfer taxes payable in connection with such sale).

              (g) With respect to the Company, means the amount that the Manager determines the Company would receive in an all-cash sale of all of its assets and businesses as a going concern in an arms-length transaction with an unaffiliated third party consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value.

              (h) After the Manager determines the Fair Market Value of the Company as provided above, the Manager will determine the Fair Market Value of an Interest by making a calculation reflecting the cash distributions which would be made to the Members in accordance with this Agreement if the Company were deemed to have received such Fair Market Value in cash and then distributed the same to the Members in accordance with the terms of this Agreement incident to the liquidation of the Company after payment to all of the Company's creditors from such cash receipts.

              (d) Notwithstanding paragraph (c) above, unless substantially all of the Company's assets are marketable securities, a Manager's determination of Fair Market Value of an Interest in connection with a repurchase of such Interest pursuant to Section 8.7 shall be made in good faith based on a valuation of such Interest by Merrill Lynch or a comparable firm (a "Valuation Firm") in accordance with this paragraph
       (d). In performing its valuation, the Valuation Firm shall first determine the amount the Company would receive in an all-cash sale of all of its assets and businesses as a going concern in an arms-length transaction with an unaffiliated third party consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value. The Valuation Firm shall then determine the Fair Market Value of an Interest by making a calculation reflecting the cash distributions which would be made to the Member that holds the Interest being valued in accordance with this Agreement if the Company were deemed to have received such Fair Market Value in cash and then distributed the same to the Members in accordance with the terms of this Agreement incident to the liquidation of the Company after payment to all of the Company's creditors from such cash receipts. If substantially all of the Company's assets are marketable securities, a Manager's determination of Fair Market Value of an Interest in connection with a repurchase of such Interest pursuant to Section 8.7 shall be made in


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

       good faith based on the average of the closing prices of the sales of such securities on all securities exchanges that such securities are listed over the twenty business days preceding the date on which the event occurred which necessitated the determination of the Fair Market Value.

       Fiscal Quarter -- means each calendar quarter ending February 28 (February 29 in the case of a leap year), May 31, August 31 and November 30.

       Fiscal Year -- means (i) the period commencing on the Effective Date and ending on November 30, 2000, (ii) any subsequent twelve-month period commencing on December 1 and ending on November 30, and (iii) the period commencing on the immediately preceding December 1 and ending on the date on which all Company Assets are distributed to the Members pursuant to Article 9 hereof.

       Gross Asset Value -- means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

              (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Manager and the contributing Member.

              (j) The Gross Asset Values of all Company Assets immediately prior to the occurrence of any event described in subsections (i) through (iv) hereof shall be adjusted to equal their respective gross fair market values, as determined by the Manager using such method of valuation as it may adopt in its reasonable discretion as of the following times:

                     (i) the acquisition of an interest in the Company by a new or existing Member, if the Manager determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

                     (ii) the distribution by the Company to a Member of more
              than a de minimis amount of Company Assets as consideration for an interest in the Company, if the Manager determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

                     (iii) the liquidation of the Company within the meaning of
              Regulation Section 1.704-1(b)(2)(ii)(g); and

                     (iv) at such other times as the Manager shall determine
              necessary or advisable in order to comply with Regulation Sections 1.704-1(b) and 1.704-2, or otherwise.

              (k) The Gross Asset Value of any Company Asset distributed to a Member shall be the gross fair market value of such asset on the date of distribution as determined by the Manager.


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              (l) The Gross Asset Values of Company Assets shall be increased
       (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that the Manager determines that an adjustment pursuant to subparagraph (b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

       If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (b) or (d), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Net Income and Net Losses.

       Incapacity -- means the entry of an order of incompetence or of insanity, or the death, dissolution, Bankruptcy or termination (other than by merger or consolidation) of any Person.

       Investment Advisers Act -- means the Investment Advisers Act of 1940, as previously or hereafter amended.

       Investment Company Act -- means the Investment Company Act of 1940, as previously or hereafter amended.

       K&B Group -- means Parent and its Affiliates.

       K&B Member -- means __________

       K&B Member Election -- has the meaning specified in Section 8.7.3.

       Majority in Interest -- means, at any time, Members whose combined Percentage Interest is greater than fifty percent (50%) or, in the case of a particular class of Members, Members of such class whose combined Percentage Interest is greater than fifty percent (50%) of the Percentage Interests held by all Members of such class.

       Manager -- means e.kb, inc. or any successor Manager selected in accordance with this Agreement.

       Member -- has the meaning specified in the preamble hereto.

       Member Nonrecourse Debt -- has the same meaning as the term "Partner nonrecourse debt" in Section 1.704-2(b)(4) of the Regulations.

       Member Nonrecourse Debt Minimum Gain -- means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.


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       Member Nonrecourse Deductions -- has the same meaning as the term
"Partner nonrecourse deductions" in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

       Membership Interest or Interest -- means the entire ownership interest of a Member in the Company at any particular time, including without limitation, such Member's right to share in Net Income, Net Loss, or similar items of, and to receive distributions from, the Company, any and all rights to vote, and the rights to any and all benefits to which such Member is entitled as provided in this Agreement, together with the obligations of such Member to comply with all of the terms and provisions of this Agreement.

       Net Income or Net Loss -- means, for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

              (m) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be added to such taxable income or loss;

              (n) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be subtracted from such taxable income or loss;

              (o) In the event the Gross Asset Value of any Company Asset is adjusted pursuant to the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

              (p) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

              (q) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation;

              (r) To the extent an adjustment to the adjusted tax basis of any Company Asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulation Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

              (s) Notwithstanding any other provision of this definition of Net Income or Net Loss, any items which are specially allocated pursuant to
       Section 5.3 hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Section
       5.3 hereof shall be determined by applying rules analogous to those set forth in this definition of Net Income or Net Loss.

       Nonrecourse Deductions -- has the meaning set forth in Regulation Sections 1.704-2(b)(1) and 1.704-2(c).

       Nonrecourse Liability -- has the meaning set forth in Regulation Sections 1.704-2(b)(3) and 1.752-1(a)(2).

       Parent -- means KB HOME, a Delaware corporation.

       Percentage Interest -- means, with respect to any Member, the Percentage Interest listed for such Member on Exhibit A hereto, as such Percentage Interest may be adjusted from time to time pursuant to this Agreement. The aggregate Percentage Interests of the Members shall at all times total to one hundred percent (100%).

       Person -- means and includes an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof or any entity similar to any of the foregoing.

       Prime Rate -- means the prime rate listed from time to time in The Wall Street Journal (which listing appears as of the date hereof under the caption "Money Rates") or, if such listing is no longer published, then the reference rate offered at such time by Bankers Trust New York Corporation.

       Records -- has the meaning specified in Section 7.1.

       Regulations -- means temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

       Regulatory Allocations -- has the meaning specified in Section 5.3.7.

       Repurchase Closing -- has the meaning specified in Section 8.7.5.

       Repurchase Notice -- has the meaning specified in Section 8.7.5.

       Repurchase Option -- has the meaning specified in Section 8.7.1.

       Securities Act -- has the meaning specified in Section 10.1(c).

       Subordinated Note -- has the meaning specified in Section 8.7.7.

       Substitute Member -- means any Person (a) to whom a Member (or Transferee thereof) Transfers all or any part of its Interest, and (b) which has been admitted to the Company as a Substitute Member pursuant to Section 8.5 of this Agreement.

       Transfer -- means, with respect to any Interest in the Company, a sale, transfer, assignment, gift, bequest or disposition by any other means (other than an Encumbrance), whether for value or no value and whether voluntary or involuntary (including, without limitation, by realization upon any Encumbrance or by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings), whether accomplished directly or in a series of steps designed to achieve such result indirectly.

       Transferee -- means a recipient of an Interest in the Company by way of Transfer.

       Unreturned Capital -- means, with respect to a Member, an amount equal to the excess, if any, of (a) the aggregate amount of Capital Contributions made by or for such Member, over (b) the aggregate amount of prior distributions made by the Company to such Member that constitute a return of such Capital Contributions pursuant to Section 4.1(a), Section 4.3 or Section 9.4(b).

                                    ARTICLE 2
                             ORGANIZATIONAL MATTERS

       2.1 Formation. The Members have formed the Company as a limited liability company under the Act and for the purposes and upon the terms and conditions hereinafter set forth. The rights and liabilities of the Members shall be as provided in the Act, except as otherwise expressly provided herein. In the event of any inconsistency between any terms and conditions contained in this Agreement and any nonmandatory provisions of the Act, the terms and conditions contained in this Agreement shall govern.

       2.2 Name. The name of the Company is _____________, LLC. The Company may also conduct business at the same time under one or more fictitious names if the Manager determines that it is in the best interests of the Company to do so. The Manager may change the name of the Company from time to time, in accordance with applicable law.

       2.3 Principal Place of Business; Other Places of Business. The principal place of business of the Company is located at ___________________________________________, or such other place within or outside the State of Delaware as the Manager may from time to time designate. The Company may maintain offices and places of business at such other place or places within or outside the State of Delaware as the Manager deems advisable.

       2.4 Business Purpose. The Company is being formed for the purpose of engaging in any lawful business determined by the Manager and permitted by the Act.

       2.5 Certificate of Formation; Filing. The Members have caused the Certificate to be filed in the Office of the Secretary of State of the State of Delaware as required by the Act. The Manager may approve and cause to be executed and filed any duly authorized amendments to the

Certificate from time to time in a form prescribed by the Act. The Manager shall also cause to be made, on behalf of the Company, such additional filings and recordings as the Manager shall deem necessary or advisable.

       2.6 Designated Agent for Service of Process. So long as is required by the Act, the Company shall continuously maintain a registered office and a designated and duly qualified agent for service of process on the Company in the State of Delaware. As of the date of this Agreement, the name and address of the Company's designated agent and registered office in the State of Delaware is [Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.]

       2.7 Term. The Company commenced on the date that the Certificate was filed with the Office of the Secretary of State of the State of Delaware, and shall continue until the first to occur of any of the events enumerated in
Section 9.2.

                                    ARTICLE 3
          CAPITAL CONTRIBUTIONS; ADDITIONAL INTERESTS; CAPITAL ACCOUNTS

       3.1 Capital Contributions. The Capital Contributions of the Members and the Percentage Interests of the Members are set forth on Exhibit A hereto, and shall be reflected in a register maintained by the Company. The Company shall update such register to reflect the admission of Additional Members pursuant to
Section 3.2, and Substitute Members pursuant to Section 8.5, as well as to reflect the issuance of other Interests or any changes in the Members' respective Interests pursuant to the terms of this Agreement. Any reduction in a Member's Interest initially issued in a compensatory transaction, whether pursuant to a redemption, withdrawal or otherwise, shall increase the Interest of the Member or Members initially diluted by the issuance of such Interest, as determined by the Manager. Except as otherwise required by law or pursuant to
Section 3.1, no Member shall be required or, except as determined by the Manager in its sole and absolute discretion, be permitted, to make any additional Capital Contributions to the Company.

       3.2 Additional Interests. Except as otherwise provided in this Agreement (and subject to Section 11.2 relating to amendments of this Agreement), the Company may issue additional Interests with such characteristics, at such times, on such terms, and to such Persons as the Manager determines to be in the best interests of the Company without obtaining the consent of any other Member, and any such additional issuance will dilute only the K&B Member. The Company shall admit the recipient(s) of any such additional Interests as additional Members ("Additional Members") of the Company.

       3.3 Capital Accounts. A single Capital Account shall be established and maintained for each Member in accordance with the terms of this Agreement.

       3.4 Member Capital. Except as otherwise provided in this Agreement: (a) no Member shall demand or be entitled to receive a return of or interest on its Capital Contributions or Capital Account and (b) no Member shall withdraw any portion of its Capital Contributions or be entitled to receive any distributions from the Company as a return of capital on account of such Capital Contributions.

       3.5 Member Loans. No Member shall be required or, except with the consent of the Manager, be permitted to make any loans or otherwise lend any funds to the Company. Notwithstanding the foregoing, any Member shall be permitted (but not required) to make loans to, act as surety or endorser for, assume one or more specific obligations of, provide collateral for, or enter into other similar credit, guarantee, financing or refinancing arrangements with, the Company for any purpose, to the extent the Manager reasonably determines that such loans are necessary or advisable for the business of the Company, provided that any loans made to the Company by a Member shall be on terms no less favorable to the Company than can be received from third parties under similar circumstances. No loans made by any Member to the Company shall have any effect on such Member's Percentage Interest, such loans representing a debt of the Company payable or collectible solely from the assets of the Company in accordance with the terms and conditions upon which such loans were made.

       3.6 Loans by Third Parties. Without limiting Article 6, the Company, and the Manager on behalf of the Company, may borrow funds or enter into other similar credit, guarantee, financing or refinancing arrangements for any purpose.

       3.7 Limited Liability of the Members. Notwithstanding anything to the contrary contained in this Agreement and except as otherwise required by law (including, without limitation, Section 18-607 of the Act), the liability of a Member for any losses of the Company in no event shall exceed, in the aggregate:
(i) the amount of its Capital Contribution and (ii) its share of undistributed assets and profits of the Company.

                                    ARTICLE 4
                                  DISTRIBUTIONS

       4.1 Distributions Generally. Subject to Section 4.3, the timing and amount of any distribution shall be in the sole and absolute discretion of the Manager. Except as otherwise provided in Article 9 hereof relating to liquidating distributions, any such distribution shall be distributed to the Members in the following order of priority:

              (a) First, to the Members pro rata in proportion to their Unreturned Capital until the Unreturned Capital of each Member has been reduced to zero;

              (b) Second, the balance, if any, to the Members in accordance with their Percentage Interests.

       4.2 Withholding. The Company may withhold distributions or portions thereof if it is required to do so by any applicable rule, regulation, or law. Each Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of federal, state, local or foreign taxes that the Manager determines that the Company is required to withhold or pay with respect to any amount distributable to such Member pursuant to this Agreement, or upon the exercise of any option issued by the Company with respect to Membership Interests. Any amounts so withheld or paid on behalf of or with respect to a Member pursuant to this Section 4.2 shall be deemed to have been distributed to such Member. To the extent that the cumulative amount of such withholding for any period exceeds the distributions to which such Member is entitled for such period, the amount of such excess shall be considered a loan from the Company to such Member, with interest at the Prime Rate, until discharged by such Member by repayment, which may, at the option of the Manager, be satisfied (i) out of distributions to which such Member would otherwise be subsequently entitled, or (ii) by the immediate payment in cash to the Company of such excess amount. The Manager, on behalf of the Company, shall be entitled to take any other action it determines to be necessary or appropriate in connection with any obligation or possible obligation to impose withholding pursuant to any tax law or to pay any tax with respect to a Member. Each Member hereby unconditionally and irrevocably grants to the Company a security interest in such Member's Interest to secure such Member's obligation to pay to the Company any amounts required to be paid pursuant to this Section
4.2. Each Member shall take such actions as the Company shall request in order to perfect or enforce the security interest created hereunder. Each Member's obligations hereunder shall survive the dissolution, liquidation or winding up of the Company.

       4.3 Minimum Distribution. To the extent of Cash Available for Distribution, the Company shall distribute to each Member, within ninety (90) days after the close of each Fiscal Year, pursuant to Section 4.1 and/or this
Section 4.3, at least an amount equal to forty percent (40%) of the excess, if any, of the federal taxable income and gain allocated to such Member for such Fiscal Year over the losses and deductions allocated to such Member for such Fiscal Year, in each case pursuant to Article 5; provided, however, that the minimum distribution required to be made to a Member pursuant to this Section
4.3 shall not exceed on a cumulative basis, forty percent (40%) of the excess, if any, of the federal taxable income and gain allocated to such Member for such Fiscal Year and all prior Fiscal Years, over the losses and deductions allocated to such Member for such Fiscal Year and all prior Fiscal Years, in each case pursuant to Article 5; provided, further, that the Manager may increase or decrease the forty percent (40%) rate applied for purposes of this Section 4.3, to the extent that it reasonably determines that an increased or decreased rate is appropriate, including without limitation as a result of any change in prevailing federal income tax rates.

       4.4 Distributions In Kind. In the event that the Manager determines in its sole and absolute discretion to distribute property in kind, such property shall be deemed to be an amount of cash in an amount equal to the Fair Market Value of such property and shall be distributed in accordance with Section 4.1.

                                    ARTICLE 5
                    ALLOCATIONS OF NET INCOME AND NET LOSSES

       It is the overriding intent of this Article 5 that Net Profits, Net Losses and other items of Company income, gain, loss and deduction shall be allocated to the Members' Capital Accounts in such a manner that all cash or other assets distributed by the Company to the Members, including without limitation any cash or other assets distributable to the Members upon the liquidation of the Company in accordance with the Members' positive Capital Account balances, shall be distributed in accordance with the priority for cash distributions described in Section 4.1 of this Agreement. All provisions of this
Article 5 shall be interpreted, and if necessary shall be modified by the Manager, to achieve this result.

       5.1 Net Losses.

              5.1.1 General. After giving effect to the special allocations set forth in Section 5.3, and subject to the loss limitation set forth in
       Section 5.1.2, Net Losses for any Fiscal Year shall be allocated to the Members pro rata in accordance with their Percentage Interests.

              5.1.2 Loss Limitation. Notwithstanding Sections 5.1.1 and 5.3.7 hereof, no Net Losses or items of loss or deduction shall be allocated to a Member to the extent that such allocation would create or increase an Adjusted Capital Account Deficit with respect to such Member, and such Net Losses or items of loss or deduction shall instead be allocated to the other Members pro rata in proportion to their Percentage Interests, subject to the limitations of this Section 5.1.2.

       5.2 Net Income. After giving effect to the special allocations set forth in Section 5.3, Net Income for any Fiscal Year shall be allocated as follows:

              (a) First, to each Member until the aggregate Net Income allocated to the Member pursuant to this Section 5.2(a) for such Fiscal Year and all prior Fiscal Years is equal to the aggregate Net Losses allocated to the Member pursuant to Section 5.1.2 for all prior Fiscal Years; and

              (b) The balance, if any, to the Members pro rata in accordance with their Percentage Interests.

       5.3 Special Allocations. Notwithstanding the foregoing provisions of this
Article 5, the following special allocations shall be made in the following order of priority:

              5.3.1 Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain during a Fiscal Year, then each Member shall be allocated items of Company income and gain for such Fiscal Year (and, if necessary, for subsequent years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g)(2). This Section 5.3.1 is intended to comply with the minimum gain chargeback requirement of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

              5.3.2 Member Minimum Gain Chargeback. If there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in a manner consistent with the provisions of Regulations Section 1.704-2(g)(2). This Section 5.3.2 is intended to comply with the partner nonrecourse debt minimum gain chargeback requirement of Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

              5.3.3 Qualified Income Offset. If any Member unexpectedly receives an adjustment, allocation, or distribution of the type contemplated by Regulations Section

       1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of income and gain shall be allocated to all such Members (in proportion to the amounts of their respective Adjusted Capital Account Deficits) in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit of such Member as quickly as possible. It is intended that this Section 5.3.3 qualify and be construed as a "qualified income offset" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d).

              5.3.4 Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Allocation Year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this
       Section 5.3.4 shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article 5 have been made as if
       Section 5.3.3 and this Section 5.3.4 were not in the Agreement.

              5.3.5 Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Company Asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations
       Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its Interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Members to whom such distribution was made in the event that Regulations
       Section 1.704-1(b)(2)(iv)(m)(4) applies.

              5.3.6 Nonrecourse Deductions and Member Nonrecourse Deductions. The Nonrecourse Deductions for each Fiscal Year shall be allocated to the Members pro rata in proportion to their Percentage Interests. The Member Nonrecourse Deductions for each Fiscal Year shall be allocated to the Member that bears the economic risk of loss (within the meaning of Regulations Section 1.752-2) for the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable.

              5.3.7 Curative Allocations. The allocations set forth in Sections 5.3.1, 5.3.2, 5.3.3, 5.3.4, 5.3.5 and 5.3.6 (the "Regulatory
       Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 5.3.7. Therefore, notwithstanding any other provision of this Article 5 (other than the Regulatory Allocations), the Manager shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement. In making its determination of the appropriate offsetting allocations, the Manager shall take into account future Regulatory Allocations under Sections 5.3.1 and 5.3.2 that, although not yet made, are likely to offset other Regulatory Allocations previously made under Section 5.3.6.

       5.4 Tax Allocations.

              5.4.1 Except as provided in Section 5.4.2 hereof, for federal, state and local income tax purposes, each Company item of income, gain, loss and deduction shall be allocated among the Members as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to this Article 5.

              5.4.2 Tax items with respect to Company Assets that are contributed to the Company with a Gross Asset Value that varies from its basis in the hands of the contributing Member immediately preceding the date of contribution shall be allocated between the Members for income tax purposes pursuant to Regulations promulgated under Code Section 704(c) so as to take into account such variation. The Company shall account for such variation under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the Manager, including, without limitation, the "traditional method" as described in Regulations Section 1.704-3(b). If the Gross Asset Value of any Company Asset is adjusted pursuant to the definition of "Gross Asset Value," subsequent allocations of income, gain, loss and deduction with respect to such Company Asset shall take account of any variation between the adjusted basis of such Company Asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations promulgated thereunder under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the Manager. Allocations pursuant to this Section 5.4.2 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Net Income, Net Losses and any other items or distributions pursuant to any provision of this Agreement.

       5.5 Other Provisions.

              5.5.1 For any Fiscal Year during which a Membership Interest (or any part thereof) is Transferred between the Members or to another Person, the portion of the Net Income, Net Losses and other items of income, gain, loss, deduction and credit that are allocable with respect to such Membership Interest (or part thereof) shall be apportioned between the transferor and the transferee under any method allowed pursuant to Section 706 of the Code and the applicable Regulations as determined by the Manager.

              5.5.2 In the event the Manager determines that the Code or any Regulations require allocations of items of income, gain, loss, deduction or credit different from those set forth in this Article 5, the Manager is hereby authorized to make new allocations in reliance on the Code and such Regulations (provided that such allocations shall require the consent of any Member whose right to receive distributions pursuant to
       Article 4 is likely to be materially and adversely affected), and no such new allocation shall give rise to any claim or cause of action by any Member.

              5.5.3 The Company's "excess nonrecourse liabilities" within the meaning of Regulations Section 1.752-3(a)(3) shall be allocated to the Members pro rata in proportion to their Percentage Interests.

              5.5.4 The Members acknowledge and are aware of the income tax consequences of the allocations made by this Article 5 and hereby agree to be bound by the provisions of this Article 5 in reporting their shares of Net Income, Net Losses, and other items of income, gain, loss, deduction, and credit for federal, state, and local income tax purposes.

                                    ARTICLE 6
                              VOTING AND MANAGEMENT

       6.1 Manager Powers. Except as otherwise expressly provided in this Agreement, all powers to control and manage the business and affairs of the Company shall be exclusively vested in the Manager and the Manager may exercise all powers of the Company and do all such lawful acts as are not by statute, the Certificate or this Agreement directed or required to be exercised or done by the Members and in so doing shall have the right and authority to take all actions which the Manager deems necessary, useful or appropriate for the management and conduct of the Company's business, including, without limitation, the following specific rights and powers:

              (a) Conduct its business, carry on its operations and have and exercise the powers granted by the Act in any state, territory, district or possession of the United States, or in any foreign country which may be necessary or convenient to effect any or all of the purposes for which it is organized;

              (b) Acquire by purchase, lease, or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

              (c) Operate, maintain, finance, improve, construct, own, grant operations with respect to, sell, convey, assign, mortgage, and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

              (d) Execute any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance, and operation of the Company's business, or in connection with managing the affairs of the Company, including, executing amendments to this Agreement and the Certificate in accordance with the terms of this Agreement, both as the Manager and, if required, as attorney-in-fact for the Members pursuant to any power of attorney granted by the Members to the Manager;

               (e) Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge, or other lien on any Company Assets;

              (f) Execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract, or other instrument purporting to convey or encumber any or all of the Company Assets;

              (g) Prepay in whole or in part, refinance, recast, increase, modify, or extend any liabilities affecting the assets of the Company and in connection therewith execute any extensions or renewals of encumbrances on any or all of such assets;

              (h) Care for and distribute funds to the Members by way of cash income, return of capital, or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company or this Agreement;

              (i) Contract on behalf of the Company for the employment and services or employees and/or independent contractors, such as lawyers and accountants, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;

              (j) Engage in any kind of activity and perform and carry out contracts of any kind (including contracts of insurance covering risks to Company Assets and liability of the Manager) necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;

              (k) Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement, as may be necessary or appropriate to accomplish the purposes of the Company;

              (l) Institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company, the Members or the Manager in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith;

              (m) Adopt appropriate management incentive plans and employee benefit plans.

              (n) Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited companies, other limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, government district or municipality or of any instrumentality of any of them.

       6.2 Officers; Delegation of Authority. The Manager shall be entitled to appoint the officers of the Company. The Manager shall have the power to delegate authority to such officers, employees, agents and representatives of the Company as it may from time to time deem appropriate. Any delegation of authority to take any action must be approved in the same manner as would be required for the Manager to approve such action directly.

       6.3 Duties and Obligations; Liability.

              6.3.1 Continuation of Existence. The Manager shall take all actions which may be necessary or appropriate (i) for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Members or to enable the Company to conduct the business in which it is engaged and (ii) for the accomplishment of the Company's purposes, including the acquisition, development, maintenance, preservation, and operation of the Company Assets in accordance with the provisions of this Agreement and applicable laws and regulations.

              6.3.2 Limitation of Liability. No Member or Manager shall be liable under a judgment, decree or order of court, or in any other manner, for a debt, obligation or liability of the Company. No Member or Manager or officer of the Company shall be personally liable to the Company or to any Member for monetary damages for breach of fiduciary duty as a Member or Manager or officer of the Company; provided, however, that this section shall not eliminate or limit the liability of the Manager (i) for any breach of the Manager's duty of loyalty to the Company or its Members; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; or
       (iii) for any transaction from which the Manager derived an improper personal benefit.

       6.4 Reimbursements. The Company shall reimburse the Members and the Manager for all expenses incurred and paid by any of them in the organization of the Company and as authorized by the Company, in the conduct of the Company's business, including, but not limited to, expenses of maintaining an office, telephones, travel, office equipment and secretarial and other personnel as may reasonably be attributable to the Company. Such expenses shall not include any expenses incurred in connection with a Member's exercise of its rights as a Member apart from the authorized conduct of the Company's business. Such reimbursement shall be treated as expenses of the Company and shall not be deemed to constitute distributions to any Member of profit, loss or capital of the Company.

       6.5 Indemnification.

              6.5.1 Indemnification - Actions other than by the Company. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that the person is or was the Manager or a Member of the Company, or is or was the Manager or a Member of the Company serving at the request of the Company as a director, officer, manager, employee or agent of another corporation, partnership, joint venture, limited liability company or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

              6.5.2 Indemnification - Actions by the Company. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the person is or was the Manager or a Member of the Company, or is or was serving at the request of the Company as a director, officer, manager, employee or agent of another corporation, partnership, joint venture, limited liability company or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

              6.5.3 Expenses Payable in Advance. Expenses incurred by the Manager or a Member in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Manager or such Member to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company pursuant to this Section 6.5.

              6.5.4 Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Section 6.5 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, contract, action of the Manager or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The provisions of this Section 6.5 shall not be deemed to preclude the indemnification of any person who is not specified in Section 6.5.1 but whom the Company has the power or obligation to indemnify under the provisions of the Act or otherwise.

              6.5.5 Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a Member of the Company, or is or was serving as Manager of the Company or at the request of the Company as a director, officer, manager, employee or agent of another corporation, partnership, limited liability company, joint venture or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power or the obligation to indemnify him against such liability under the provisions of this Section 6.5.

              6.5.6 Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 6.5 shall continue as to a person who has ceased to be the Manager or a Member and shall inure to the benefit of the heirs, executors and administrators of such a person.

              6.5.7 Indemnification of Officers, Employees and Agents. The Company may, to the extent authorized from time to time by the Manager, provide rights to indemnification and to the advancement of expenses to officers, employees and agents of the Company similar to those conferred in this Section 6.5 to the Manager and Members of the Company.

       6.6 Lack of Authority. Except as otherwise provided herein, no Member (other than the Member that is the Manager), in its capacity as such, shall (i) participate in the management of the Company or have any control over the Company business or (ii) have any right or authority to act for or to bind the Company or to vote on or consent to any other matter, act, decision or document involving the Company or its business.

       6.7 Member Voting. For situations for which the approval of the Members is required by applicable law or under this Agreement, the Members shall act through meetings and written consents as described in this Section 6.7, and each Member shall be entitled to vote based on such Member's Percentage Interest. The actions by the Members permitted hereunder may be taken at a meeting called by the Manager on at least five (5) days' prior written notice to the other Members, which notice shall state the purpose or purposes for which such meeting is being called. Alternatively, the actions by the Members permitted hereunder may be taken by written consent (without a meeting and without a vote) so long as such consent is signed by the Members representing a sufficient amount of Percentage Interests that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted. Prompt notice of the action so taken without a meeting shall be given to those Members entitled to vote or consent who have not consented in writing. Any action taken pursuant to such written consent of the Members shall have the same force and effect as if taken by the Members at a meeting thereof.

                                    ARTICLE 7
                  BOOKS AND RECORDS; ACCOUNTING; TAX ELECTIONS

       7.1 Books and Records. The Company shall keep, at its principal place of business, or at such other location as the Manager shall deem appropriate, ledgers, other books of account, and financial records of receipts and disbursements, other financial activities, and the internal affairs of the Company for at least the current and past four Fiscal Years (collectively, the "Records"). Except as otherwise expressly set forth herein, all decisions as to accounting matters shall be made by the Manager in its sole judgment and discretion.

       7.2 Delivery of Records. Upon the written request of a Member for any purpose reasonably related to the Member's Membership Interest, the Company, subject to such reasonable standards as may be established from time to time by the Manager, shall deliver to such requesting Member (or, to the extent so directed, to its agent or attorney), at such requesting Member's cost and expense, a copy of the following information, to the extent requested:

              (a) a copy of the Company's federal, state and local income tax or information returns for each Fiscal Year;

              (b) a copy of this Agreement, as amended, and any Certificates, together with executed copies of any written powers of attorney pursuant to which this Agreement, as amended, and any Certificate have been executed;

              (c) such other information as the Company shall be required to provide to the Members pursuant to applicable law (including, without limitation, the Act);

              (d) such additional information as a Member may reasonably request in order to comply with the requirements of any applicable laws, rules or regulations; and

              (e) a list of the names and addresses of all then-current Members.

       7.3 Inspection. Members (personally or through an authorized representative) may, for purposes reasonably related to their Interests, examine and copy (at their own cost and expense) the Records of the Company at all reasonable business hours upon ten (10) days prior written notice to the Company. Such inspection shall not occur more than once in any twelve (12) month period without the consent of the Manager.

       7.4 Reports to the Members.

              (a) Within ninety (90) days after the end of each Fiscal Year or as soon as practicable thereafter, the Company shall send to each Person who was a Member at any time during such year financial statements of the Company for such year prepared in accordance with generally accepted accounting principles. The Manager may, but shall not be required to, cause such annual financial statements to be audited by and reported upon by independent public accountants.

              (b) Within ninety (90) days after the end of each Fiscal Year or as soon as practicable thereafter, the Company shall send to each Member the calculation of any allocations under Article 5 (to the extent not set forth in the annual financial statements).

              (c) Within ninety (90) days following the end of each Fiscal Year of the Company or as soon as practicable thereafter, the Company shall send to each Member a report that shall include all necessary information required by the Members for preparation of their federal, state and local income or franchise tax or information returns, including each Member's pro rata share of Net Income, Net Loss and any other items of income, gain, loss and deduction for such Fiscal Year.

       7.5 Company Tax Elections, Tax Controversies. The Manager shall have the right in its sole and absolute discretion to make all elections for the Company provided for in the Code, the Regulations or otherwise, including, but not limited to, the elections provided for in Section 754 of the Code. The K&B Member, or such other Member as may be designated by the Manager from time to time, is hereby designated as the "Tax Matters Partner" pursuant to the requirements of Section 6231(a)(7) of the Code and in such capacity shall represent the Company in any disputes, controversies or proceedings with the Internal Revenue Service or any other taxing authority. Except to the extent prohibited by law, each Member hereby waives the right to participate in any administrative or similar proceedings relating to the determination of partnership tax items at the Company level.

       7.6 Confidentiality of Information. Except as permitted by the Manager or required by applicable law, each Member shall keep confidential from all Persons (except other Members or the Member's representatives on a need-to-know basis, which Persons shall be bound by this Section 7.6 as if they were Members) all of the information, documents or reports described in this Article 7.

                                    ARTICLE 8
                             TRANSFERS OF INTERESTS

       8.1 Member Transfers. No Member shall Transfer any Interest without first obtaining the prior written consent of the Manager, which consent may be withheld in the Manager's sole and absolute discretion. Prior to Transferring any Interest to any Person, a Transferor shall (i) cause the prospective Transferee to execute a counterpart to this Agreement pursuant to which such Transferee shall agree to be bound by the provisions of this Agreement and (ii) deliver an opinion of counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such Transfer of such Interest may be effected without registration of such Interest under the Securities Act, and is otherwise in compliance with all state and federal laws.

       8.2 Further Restrictions. Notwithstanding any contrary provision in this Agreement, unless expressly waived in writing by the Company, which waiver may be given or withheld in the Manager's sole and absolute discretion, any otherwise permitted Transfer shall be null and void if:

              (a) such Transfer would cause a termination of the Company for federal or state, if applicable, income tax purposes;

              (b) such Transfer would, in the opinion of counsel to the Company, cause the Company to cease to be classified as a partnership for federal or state income tax purposes;

              (c) such Transfer requires the registration of such Transferred Interest pursuant to any applicable federal or state securities laws;

              (d) such Transfer would cause the Company to become a "Publicly Traded Partnership," as such term is defined in Sections 469(k)(2) or 7704(b) of the Code;

              (e) such Transfer would cause the Company to have more than one hundred (100) members (for purposes of this Section 8.2(e), the term "members" includes those Persons indirectly owning an Interest through a partnership, limited liability company, "S" corporation or grantor trust (each such entity, a "flow-through entity"), but only if substantially all of the value of such Person's interest in the flow-through entity is attributable to the flow-through entity's Interest (direct or indirect) in the Company);

              (f) such Transfer involves Interests being traded on an "established securities market" or a "secondary market or the substantial equivalent thereof" as those terms are defined in Regulation Section 1.7704-1 (in addition, such Transfers shall not be "recognized" (as that term is defined in Regulation Section 1.7704-1(d)(2)) by the Company);

              (g) such Transfer subjects the Company to regulation under the Investment Company Act, the Investment Advisers Act or ERISA, each as amended;

              (h) such Transfer results in a violation of applicable laws;

              (i) such Transfer is made to any Person who lacks the legal right, power or capacity to own such Interest; or

              (j) the Company does not receive written instruments (including, without limitation, copies of any instruments of Transfer accompanied by representations and warranties of the Transferee substantially identical to those contained in Article 10 and such Transferee's consent to be bound by this Agreement) that are in a form satisfactory to the Company (as determined in the Manager's sole and absolute discretion).

       8.3 Effect of Transfer.

              8.3.1 Any Member who shall transfer any Interest in the Company shall cease to be a Member of the Company with respect to such Interest and shall no longer have any rights or privileges of a Member with respect to such Interest.

              8.3.2 Any Person who acquires in any manner whatsoever any Interest in the Company, irrespective of whether such Person has executed a counterpart to this

       Agreement, shall be deemed by the acceptance of the benefits of the acquisition thereof to have agreed to be subject to and bound by all of the terms and conditions of this Agreement that any predecessor in such Interest in the Company was subject to or by which such predecessor was bound.

       8.4 Admissions, Withdrawals and Removals. No Person shall be admitted to the Company as a Member, except in accordance with Section 3.2 (with respect to Persons receiving Interests directly from the Company) and Section 8.5 (with respect to Persons receiving Interests from a Member). No Member shall be entitled to withdraw from being a Member of the Company except with the written consent of the Manager. Except as otherwise provided in Section 9.2(c), no admission, withdrawal or removal of a Member shall cause the dissolution of the Company. Any purported admission, withdrawal or removal which is not in accordance with this Agreement shall be null and void.

       8.5 Admission of Transferee as Substitute Member. Upon the Transfer by a Member of a Membership Interest to a Transferee, such Transferee shall be admitted as a Member (a "Substitute Member") only if and when each of the following conditions in clauses (a) through (d) below are satisfied.

              (a) the Company consents in writing to such admission, which consent may be given or withheld, or made subject to such conditions as are determined by the Manager, in the Manager's sole and absolute discretion;

              (b) the Company receives written instruments (including, without limitation, copies of any instruments of Transfer and such Transferee's consent to be bound by this Agreement as a Substitute Member) that are in a form satisfactory to the Manager (as determined in its sole and absolute discretion);

              (c) the Company receives an opinion of counsel, which opinion and counsel shall be reasonably acceptable to the Manager, to the effect that such Transfer is in compliance with this Agreement and all applicable laws; and

              (d) the parties to the Transfer, or any one of them, pays all of the Company's reasonable expenses connected with such Transfer (including, but not limited to, the reasonable legal and accounting fees of the Company).

       8.6 Vesting of Interests.

              8.6.1 Vesting Schedule. Except as otherwise determined by the Manager, the Interests of each Member other than the Interests held by the K&B Member shall vest 100% on the date of the third anniversary of the admission of the Member holding such interest. Until such date, all the Member's Interest shall be unvested. Upon a Member's ceasing to provide services to a member of the K&B Group, such Member's unvested Interests (whether held by the Member or one or more of the Member's transferees) and any payments due thereon shall be automatically forfeited.

              8.6.2 Accelerated Vesting. Upon an Acceleration Event, any unvested Interests of a Member shall be deemed to have vested in full immediately prior to such

       Acceleration Event. The Manager may elect in it sole discretion to accelerate the vesting of an Interest.

       8.7 Repurchase Rights.

              8.7.1 Right to Repurchase. Upon a Member's death or Disability or ceasing to provide services to a member of the KB Group, that Member's vested Interest (whether held by the Member or one or more of the Member's transferees) shall be subject to repurchase first by the KB Member and second by the Company pursuant to the terms and conditions set forth in this Section 8.7 (the "Repurchase Option"). The Repurchase Option will continue until the liquidation of the Company pursuant to
       Section 9.2.

              8.7.2 Repurchase Price. With regard to vested Interests, the Repurchase Price shall be the Fair Market Value of such Interest on the date of the Repurchase Notice (defined below).

              8.7.3 Repurchase by the K&B Member. The KB Member may elect to purchase all or any portion of the Interest subject to repurchase by delivering written notice (the "KB Member Election") to the Company. The KB Member Election shall set forth the amount of the Interest (measured by Percentage Interest) to be acquired from the Member.

              8.7.4 Repurchase by the Company. If for any reason the KB Member does not elect to purchase all of the Interest pursuant to the Repurchase Option, the Company shall be entitled to exercise the Repurchase Option for all or a portion of the Interest the KB Member has not elected to purchase (the "Available Securities").

              8.7.5 Notice to the Holder of the Member's Interest. The Company shall notify each holder of Member's Interest as to the amount of the Interest being purchased from such holder by the KB Member and/or the Company (the "Repurchase Notice"). The Repurchase Notice shall set forth the amount of the Interest (measured by Percentage Interest) to be acquired from the Member, the aggregate consideration to be paid for such Interest, and the time and place for the closing of the transaction (the "Repurchase Closing"). Upon delivery of the Repurchase Notice, the Member's Interest to be repurchased shall automatically represent solely the right to receive the applicable repurchase price and such Member's Interest shall no longer be deemed to be outstanding.

              8.7.6 Repurchase Closing. Subject to Section 8.7.7, the closing of the purchase of the Member's Interest pursuant to the Repurchase Option shall take place on the date designated in the Repurchase Notice. Subject to Section 8.7.7, the K&B Member and/or the Company shall pay for the Member's Interest to be purchased pursuant to the Repurchase Option by delivery of a check or wire transfer of funds (except that the K&B Member and the Company shall be permitted to reduce the payments to the Member hereunder by the aggregate of all bona fide debts to the K&B Member and/or the Company, respectively, by the Member). The purchasers of the Member's Interest hereunder shall be entitled to receive customary representations and warranties from the sellers regarding such sale of securities (including representations and warranties regarding good title to such securities, free and clear of any liens or encumbrances) and to require that signatures be guaranteed by a national bank or reputable securities broker.

              8.7.7 Certain Restrictions. Notwithstanding anything to the contrary contained in this Agreement, all repurchases of a Member's Interest by the KB Member and/or the Company shall be subject to applicable restrictions contained in the Act. If any such restrictions prohibit the repurchase of Member's Interest hereunder which the KB Member and/or the Company is otherwise entitled or required to make, the time periods provided in this Section 8.7 shall be suspended, and the KB Member and/or the Company may make such repurchases as soon as it is permitted to do so under such restrictions. In addition, if any such restrictions prohibit the repurchase of Member's Interest hereunder with a check or wire transfer of funds or if the K&B Member and/or the Company otherwise do not have sufficient available cash, then the KB Member and/or the Company may make such repurchases with a five-year subordinate note bearing interest (payable at maturity) at a rate per annum equal to the Prime Rate (a "Subordinated Note"). Any notes issued by the Company pursuant to this Section 8.7.7 shall be subject to any restrictive covenants to which the Company is subject at the time of such purchase and any subordination provisions required by the Company's lenders.

                                    ARTICLE 9
                   DISSOLUTION AND TERMINATION OF THE COMPANY

       9.1 Limitations. The Company may be dissolved, liquidated, and terminated and have its affairs wound up only pursuant to the provisions of this Article 9, and the Members hereto do hereby irrevocably waive any and all other rights they may have to cause a dissolution of the Company or a sale or partition of any or all of the Company Assets.

       9.2 Exclusive Causes. The following and only the following events shall cause the Company to be dissolved, liquidated, and terminated:

              (a) A determination be the Manager to dissolve the Company;

              (b) The Incapacity of the sole remaining Member; or

              (c) A judicial dissolution.

Any dissolution of the Company other than as provided in this Section 9.2 shall be a dissolution in contravention of this Agreement.

       9.3 Effect of Dissolution. The dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until it has been wound up, its assets have been distributed as provided in Section 9.4 and its Certificate of Cancellation has been filed in accordance with the Act. Notwithstanding the dissolution of the Company, prior to the termination of the Company, the business of the Company and the affairs of the Members, as such, shall continue to be governed by this Agreement. Nothing in this section is intended to limit the survival of provisions of this Agreement that expressly survive the dissolution and termination of the Company.

       9.4 Liquidation and Final Distribution Proceeds. Upon the dissolution of the Company pursuant to Section 9.2, the Company shall thereafter engage in no further business other than that which is necessary to wind up the business and the Manager, after the establishment of appropriate reserves, shall liquidate all Company Assets and distribute the cash proceeds therefrom. The cash proceeds from the liquidation of the Company Assets shall be applied or distributed by the Company in the following order:

              (a) First, to the payment and discharge of all of the Company's debts and other liabilities to creditors (including Members that are creditors); and

              (b) The balance, if any, to the Members in proportion to their positive Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.

Notwithstanding the foregoing, in the event that the Manager determines that an immediate sale of all or any portion of the Company Assets would cause undue loss to the Members, the Manager, in order to avoid such loss, may, to the extent not then prohibited by the Act, either defer liquidation of and withhold from distribution for a reasonable time any Company Assets except those necessary to satisfy the Company's debts and obligations, or distribute such Company Assets to the Members in kind, provided that, with respect to distributions in kind of Company Assets other than marketable securities, the Manager shall give advance written notice of any such in-kind distribution and, if after receiving such notice a Member shall determine that there is a reasonable likelihood that any such distribution in kind would cause such Member to be in violation of any applicable law, regulation or order, such Member shall give written notice thereof to the Manager within five (5) Business Days following its receipt of the notice of distribution, and the Member and the Manager shall each use its best efforts to make alternative arrangements.

       9.5 Restoration of Deficit Capital Account Balances. If any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the year during which the liquidation occurs), then such Member shall have no obligation to make any Capital Contribution with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever.

                                   ARTICLE 10
                         REPRESENTATIONS AND WARRANTIES

       10.1 Representations and Warranties of the Members. Each Member hereby makes the following representations and warranties to the Company and each other
Member:

              (a) This Agreement constitutes a valid and binding obligation of such Member, and is enforceable against such Member in accordance with its terms.

              (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in any violation of or default under any material agreement or other instrument to which such Member is a party or by which such Member, or any of its property is bound, or any permit, franchise, judgment, decree, statute, order, writ, rule or regulation applicable to such Member or its business or property.

              (c) Such Member is acquiring its Membership Interest solely for investment, for its account and not with a view to, or for resale in connection with, the distribution or other disposition thereof, except for such distributions and dispositions which are (A) explicitly permitted or contemplated under the terms of this Agreement as well as
       (B) effected in compliance with the Securities Act of 1933, as amended (the "Securities Act"), the rules and regulations of the Securities and Exchange Commission promulgated thereunder and all applicable state securities and "blue sky" laws.

              (d) Such Member understands that the purchase of Membership Interests is a speculative investment which involves a high degree of risk of loss of its investment therein, there are substantial restrictions on the transferability of the Membership Interests under the provisions of this Agreement and the Securities Act, and there will never be a public market for the Membership Interests and, accordingly, it may not be possible to liquidate its investment in the Company prior to the dissolution and liquidation of the Company.

              (e) Such Member's financial situation is such that it can afford to bear the economic risk of holding the Membership Interests for an indefinite period of time and can afford to suffer a complete loss of its investment in the Company.

              (f) Such Member's knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of its acquisition of its Membership Interests.

              (g) No representations or warranties have been made to such Member or its representatives concerning the Membership Interests or the Company, their prospects or other matters except as set forth in this Agreement.

              (h) Such Member is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

              The foregoing representations and warranties shall survive the expiration or termination of this Agreement. Each Member agrees to indemnify, defend, protect, and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty made by the Member herein.

                                   ARTICLE 11
                                  MISCELLANEOUS

       11.1 Appointment of Company as Attorney-in-Fact.

              11.1.1 Each Member, including each Additional Member, by its execution of this Agreement, irrevocably constitutes and appoints the Company as its true and lawful attorney-in-fact with full power and authority in its name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement, including but not limited to:

                     (a) All Certificates and other instruments (including
              counterparts of this Agreement), and all amendments thereto, which the Manager deems appropriate to form, qualify, continue or otherwise operate the Company as a limited liability company (or other entity in which the Members will have limited liability comparable to that provided in the Act) in accordance with this Agreement, in the State of Delaware and the jurisdictions in which the Company may conduct business or in which such formation, qualification or continuation is, in the opinion of the Manager, necessary or desirable to protect the limited liability of the Members.

                     (b) All amendments to this Agreement adopted in accordance with the terms hereof, and all instruments which the Manager deems appropriate to reflect a change or modification of the Company in accordance with the terms of this Agreement.

                     (c) All conveyances of Company Assets, and other
              instruments which the Manager reasonably and in good faith deems necessary for the orderly conduct of the Company's business.

              11.1.2 The appointment by all Members of the Company as attorney-in-fact shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Members under this Agreement will be relying upon the power of the Company to act as contemplated by this Agreement in any filing and other action by it and shall survive the disability or Incapacity of any Person hereby giving such power, and the transfer or assignment of all or any portion of the Interest of such Person in the Company.

       11.2 Amendments.

              11.2.1 Amendments to this Agreement may be made from time to time as determined by the Manager, provided, however, except as otherwise contemplated by other provisions of this Agreement, no amendment may be made that diminishes the rights or increases the obligations of a Member without the consent of such Member. If any Member withholds consent to an amendment that diminishes the rights or increases the obligations of such Member, the amendment may nonetheless be made upon a vote of a majority of the Members in accordance with Section 6.7, except that each Member shall have one vote without regard to Percentage Interest.

              11.2.2 In addition to other amendments authorized herein, amendments may be made to this Agreement from time to time by the Company, at the direction of the Manager, without the consent of any
       Member: (a) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement that are not inconsistent with the provisions of this Agreement; (b) to delete or add any provision of this Agreement required to be so deleted or added by any federal or state official, which addition or deletion is deemed by such official to be for the benefit or protection of all of the Members; (c) to take such actions as may be necessary (if any) to ensure that the Company will be treated as a partnership for federal income tax purposes; and (d) to amend this Agreement, pursuant to the power of attorney granted to the Company, to reflect the admission of any Additional Member or the issuance of additional Interests. The Company shall provide prompt written notice of any such amendments to the Members.

              11.2.3 In making any amendments, there shall be prepared and filed by, or for, the Company, such documents and certificates as may be required under the Act and under the laws of any other jurisdiction applicable to the Company.

       11.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes any and all prior or contemporaneous agreements or understandings between the parties hereto pertaining to the subject matter hereof.

       11.4 Further Assurances. Each of the parties hereto does hereby covenant and agree on behalf of itself, its successors, and its assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish, and deliver such other instruments, documents and statements, and to take such other action as may be required by law or reasonably necessary to effectively carry out the purposes of this Agreement.

       11.5 Notices. Any notice, consent, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be (a) delivered personally to the Person or to an officer of the Person (as designated by such Person to receive any such notice or, in the absence of such designation, any officer of such Person) to whom the same is directed, or (b) sent by facsimile, recognized overnight courier service or registered or certified mail, return receipt requested, postage prepaid, addressed as follows: if to the Company, to the Company at the address set forth in Section 2.3 hereof, or to such other address as the Company may from time to time specify by notice to the Members; if to a Member, to such Member at the address set forth in Exhibit A, or to such other address as such Member may from time to time specify by notice to the Company. Any such notice shall be deemed to be delivered, given and received for all purposes as of: (i) the date so delivered, if delivered personally, (ii) upon receipt, if sent by facsimile or courier service, or (iii) on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed.

       11.6 Governing Law. This Agreement, including its existence, validity, construction, and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.

       11.7 Binding Effect. Except as otherwise expressly provided herein, this Agreement shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and all other Persons hereafter holding, having or receiving an interest in the Company, whether as assignees, Transferees, Substitute Members or otherwise.

       11.8 Severability. In the event that any provision of this Agreement as applied to any party or to any circumstance, shall be adjudged by a court to be void, unenforceable or inoperative as a matter of law, then the same shall in no way affect any other provision in this Agreement, the application of such provision in any other circumstance or with respect to any other party, or the validity or enforceability of the Agreement as a whole.

       11.9 Confidentiality. Without limiting the provisions of Section 7.6, each party hereto agrees that the provisions of this Agreement, all understandings, agreements and other arrangements between and among the parties, and all other non-public information received from, or otherwise relating to, the Company or any Member, shall be confidential, and that such parties shall not disclose or otherwise release to any other Person (other than another party hereto) such matters, without the written consent of the Company, as determined by the Manager. The obligations of the parties hereunder shall not apply: (a) to information already known to the general public other than as a result of a breach of this covenant, or (b) to any party to the extent that the disclosure by such party of such confidential information is required by applicable law or by any federal, state or local regulatory body with jurisdiction over such party, but only that portion of such confidential information which, in the written opinion of counsel for such Member, is required or would be required to be furnished to avoid liability for contempt or the suffering of other material judicial or governmental penalty or censure, provided that, prior to disclosing such confidential information, a party shall, to the extent practicable, notify the Company thereof, which notice shall include the basis upon which such party believes the information is required to be disclosed.

       11.10 Counterparts. This Agreement may be executed in any number of multiple counterparts, each of which shall be deemed to be an original copy and all of which shall constitute one agreement, binding on all parties hereto.

       11.11 Waivers. No waiver by any Member of any default with respect to any provision, condition or requirement hereof shall be deemed to be a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Member to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

       11.12 Preservation of Intent. If any provision of this Agreement is determined by an arbitrator or any court having jurisdiction to be illegal or in conflict with any laws of any state or jurisdiction, then the Members agree that such provision shall be modified to the extent legally possible so that the intent of this Agreement may be legally carried out. If any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect or for any reason, then the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Members' rights and privileges shall be enforceable to the fullest extent permitted by law.

       11.13 Certain Rules of Construction. Any ambiguities shall be resolved without reference to which party may have drafted this Agreement. All Article or Section titles or other captions in this Agreement are for convenience only, and they shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Unless the context otherwise requires: (a) a term has the meaning assigned to it; (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles; (c) "or" is not exclusive; (d) words in the singular include the plural, and words in the plural include the singular; (e) provisions apply to successive events and transactions; (f) "herein," "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; (g) all references to "clauses," "Sections" or "Articles" refer to clauses, Sections or Articles of this Agreement; and (h) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms.

       11.14 Company Advisers. THE COMPANY AND THE MANAGER ARE NOT REPRESENTED BY SEPARATE COUNSEL. THE ATTORNEYS WHO PERFORM SERVICES FOR THE COMPANY ALSO PERFORM SERVICES FOR THE MANAGER. IT IS CONTEMPLATED THAT SUCH DUAL REPRESENTATION WILL CONTINUE. TO THE EXTENT THAT THE FOREGOING REPRESENTATION CONSTITUTES A CONFLICT OF INTEREST, THE COMPANY, THE MANAGER AND THE MEMBERS HEREBY EXPRESSLY WAIVE ANY SUCH CONFLICT OF INTEREST. THE MEMBERS ACKNOWLEDGE THAT (i) COUNSEL FOR THE COMPANY AND THE MANAGER ARE NOT REPRESENTING THE MEMBERS (OTHER THAN THE KB MEMBER) IN CONNECTION WITH THE COMPANY OR THIS AGREEMENT AND (ii) THE CONTINUED REPRESENTATION OF THE COMPANY AND THE MANAGER BY SUCH COUNSEL WILL NOT BE DEEMED TO BE THE REPRESENTATION BY SUCH COUNSEL OF ANY MEMBER (OTHER THAN THE KB MEMBER).

       11.15 Arbitration. All claims, disputes and other matters in question arising out of, or relating to this Agreement or the performance thereof, including without limitation questions as to whether a matter is governed by this arbitration clause, shall be subject to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules") then pertaining, insofar as the AAA Rules are not inconsistent with the provisions expressly set forth in this Agreement, unless the parties mutually agree otherwise, and pursuant to the following procedures: (i) the arbitration shall take place in Los Angeles, California; (ii) each party shall select an arbitrator to agree on a single neutral arbitrator having at least ten (10) years experience in complex commercial arbitration involving corporate, partnership or limited liability company issues; (iii) each party will, upon the written request of the other party, provide the other with copies of documents relevant to the issues raised by any claim or counterclaim; (iv) each party shall have the right to take the deposition of one individual and any expert witness(es) designated by the other party; (v) other discovery may be ordered by the arbitrator to the extent the arbitrator deems additional discovery appropriate, and any dispute regarding discovery, including disputes as to the need therefor or the relevance or the scope thereof, shall be determined by the arbitrator, which determination shall be conclusive; (vi) the arbitrator shall have sixty (60) days following their appointment in which to resolve the question at issue, unless the parties agree in writing to extend such period;
(vii) the award rendered by the arbitrator may grant any remedy or relief that the arbitrator deems just and equitable within the scope of this

Agreement, including without limitation damages, specific performance or injunctive relief, but may not include punitive damages or any remedy or relief that a court having jurisdiction thereof would not have the power to grant;
(viii) judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof; (ix) all reasonable out of pocket costs and reasonable legal fees incurred by the prevailing party shall be paid by the nonprevailing party, except in the event that a non-arbitrated settlement is reached, in which case each party shall pay its own respective costs and fees incurred thereby; (x) subject to Section 11.15(ix), each party shall pay one-half of the costs and fees charged by the arbitrator with regard to the submitted dispute; and (xi) the parties shall be entitled to seek preliminary injunctive relief or other extraordinary remedies in any court having jurisdiction thereof, to preserve the status quo pending the outcome of arbitration.

       11.16 Determinations by the Manager. Unless otherwise expressly specified in the Agreement, any determinations, decisions, consent, vote or judgment of, or exercise of discretion by, or action taken or omitted to be taken by the Manager under this Agreement shall be made, given, exercised, taken or omitted as the Manager shall determine in its sole and absolute discretion. In connection with the foregoing, the Manager shall be entitled to consider such interests and factors as the Manager deems appropriate, including its own interests and/or the interests of the KB Group to the exclusion of all other considerations.

THE SIGNATURES OF THE MEMBERS ARE SET FORTH ON THE ATTACHED COUNTERPART SIGNATURE PAGES.

                               OPERATING AGREEMENT

                                       OF

                               _____________, LLC

        IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Operating Agreement of _____________, LLC, to be duly executed on the date set forth below, to be effective as of the date first above written.


Date:                                        By:
     --------------------                       --------------------------------

                                             Name:
                                                  ------------------------------

                                    EXHIBIT A

                               SCHEDULE OF MEMBERS


                                                                 Capital           Percentage
Name                          Address                            Contribution      Interest
-------------------------------------------------------------------------------------------------





                                      A-1